EXHIBIT 4(G)


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                              TXU ELECTRIC COMPANY
                   (FORMERLY TEXAS UTILITIES ELECTRIC COMPANY)

                                       TO

                              THE BANK OF NEW YORK,
                         (FORMERLY IRVING TRUST COMPANY)

                                               TRUSTEE UNDER THE TEXAS UTILITIES
                                               ELECTRIC COMPANY MORTGAGE AND
                                               DEED OF TRUST, DATED AS OF
                                               DECEMBER 1, 1983


                              -------------------

                         SIXTIETH SUPPLEMENTAL INDENTURE


                        PROVIDING AMONG OTHER THINGS FOR
                              FIRST MORTGAGE BONDS,
                  FLOATING RATE SERIES A DUE DECEMBER 20, 2002
                                       AND
                  FLOATING RATE SERIES B DUE DECEMBER 20, 2002

                              -------------------

                          DATED AS OF DECEMBER 1, 2000


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             THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY
           THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

             THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

                         SIXTIETH SUPPLEMENTAL INDENTURE

                              -------------------

     INDENTURE, dated as of December 1, 2000, between TXU ELECTRIC COMPANY (formerly Texas Utilities Electric Company), a corporation of the State of Texas, whose address is Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201 (hereinafter sometimes called the Company), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the Trustee), Trustee under the Mortgage and Deed of Trust, dated as of December 1, 1983 (hereinafter called the Original Indenture, the Original Indenture and any and all indentures and instruments supplemental thereto being hereinafter sometimes collectively called the Mortgage), which Original Indenture was executed and delivered by said Texas Utilities Electric Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is made, this Indenture (hereinafter called the Sixtieth Supplemental Indenture) being supplemental thereto;

     WHEREAS, said Original Indenture was recorded or filed as required in the State of Texas; and

     WHEREAS, the Company executed and delivered to the Trustee the following supplemental indentures:

                           DESIGNATION                      DATES AS OF
                           -----------                      -----------

First Supplemental Indenture.............................   April 1, 1984
Second Supplemental Indenture............................   September 1, 1984
Third Supplemental Indenture.............................   April 1, 1985
Fourth Supplemental Indenture............................   August 1, 1985
Fifth Supplemental Indenture.............................   September 1, 1985
Sixth Supplemental Indenture.............................   December 1, 1985
Seventh Supplemental Indenture...........................   March 1, 1986
Eighth Supplemental Indenture............................   May 1, 1986
Ninth Supplemental Indenture.............................   October 1, 1986
Tenth Supplemental Indenture.............................   December 1, 1986
Eleventh Supplemental Indenture..........................   December 1, 1986
Twelfth Supplemental Indenture...........................   February 1, 1987
Thirteenth Supplemental Indenture........................   March 1, 1987
Fourteenth Supplemental Indenture........................   April 1, 1987
Fifteenth Supplemental Indenture.........................   July 1, 1987
Sixteenth Supplemental Indenture.........................   September 1, 1987
Seventeenth Supplemental Indenture.......................   October 1, 1987

                           DESIGNATION                      DATES AS OF
                           -----------                      -----------

Eighteenth Supplemental Indenture........................   March 1, 1988
Nineteenth Supplemental Indenture........................   May 1, 1988
Twentieth Supplemental Indenture.........................   September 1, 1988
Twenty-first Supplemental Indenture......................   November 1, 1988
Twenty-second Supplemental Indenture.....................   January 1, 1989
Twenty-third Supplemental Indenture......................   August 1, 1989
Twenty-fourth Supplemental Indenture.....................   November 1, 1989
Twenty-fifth Supplemental Indenture......................   December 1, 1989
Twenty-sixth Supplemental Indenture......................   February 1, 1990
Twenty-seventh Supplemental Indenture....................   September 1, 1990
Twenty-eighth Supplemental Indenture.....................   October 1, 1990
Twenty-ninth Supplemental Indenture......................   October 1, 1990
Thirtieth Supplemental Indenture.........................   March 1, 1991
Thirty-first Supplemental Indenture......................   May 1, 1991
Thirty-second Supplemental Indenture.....................   July 1, 1991
Thirty-third Supplemental Indenture......................   February 1, 1992
Thirty-fourth Supplemental Indenture.....................   April 1, 1992
Thirty-fifth Supplemental Indenture......................   April 1, 1992
Thirty-sixth Supplemental Indenture......................   June 1, 1992
Thirty-seventh Supplemental Indenture....................   June 1, 1992
Thirty-eighth Supplemental Indenture.....................   August 1, 1992
Thirty-ninth Supplemental Indenture......................   October 1, 1992
Fortieth Supplemental Indenture..........................   November 1, 1992
Forty-first Supplemental Indenture.......................   December 1, 1992
Forty-second Supplemental Indenture......................   March 1, 1993
Forty-third Supplemental Indenture.......................   April 1, 1993
Forty-fourth Supplemental Indenture......................   April 1, 1993
Forty-fifth Supplemental Indenture.......................   May 1, 1993
Forty-sixth Supplemental Indenture.......................   July 1, 1993
Forty-seventh Supplemental Indenture.....................   October 1, 1993
Forty-eighth Supplemental Indenture......................   November 1, 1993
Forty-ninth Supplemental Indenture.......................   May 1, 1994
Fiftieth Supplemental Indenture..........................   May 1, 1994
Fifty-first Supplemental Indenture.......................   August 1, 1994
Fifty-second Supplemental Indenture......................   April 1, 1995
Fifty-third Supplemental Indenture.......................   June 1, 1995
Fifty-fourth Supplemental Indenture......................   October 1, 1995
Fifty-fifth Supplemental Indenture.......................   March 1, 1996
Fifty-sixth Supplemental Indenture.......................   September 1, 1996
Fifty-seventh Supplemental Indenture.....................   February 1, 1997
Fifty-eighth Supplemental Indenture......................   July 1, 1997
Fifth-ninth Supplemental Indenture.......................   March 1, 1999
which supplemental indentures were or are to be recorded or filed as required in the State of Texas; and

     WHEREAS, by the Original Indenture, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired and intended to be subject to the Lien thereof; and

     WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain other property, rights and interests in property; and

     WHEREAS, the Company has heretofore issued as of November 30, 2000, in accordance with the provisions of the Original Indenture, as heretofore supplemented, the following series of First Mortgage and Collateral Trust Bonds and First Mortgage Bonds:

                                                              Principal Amount    Principal Amount
                           Series                                  Issued           Outstanding
                           ------                             -----------------   ----------------
12% Series due March 1, 1985 .........................         $    1,000,000               None
13 5/8% Series due April 1, 2014 .....................            100,000,000               None
13 1/2% Series due September 1, 2014 .................            150,000,000               None
12 7/8 % Series due April 1, 2015 ....................            150,000,000               None
12% Series due August 1, 2015 ........................            100,000,000               None
12% Series due September 1, 2015 .....................             75,000,000               None
11 1/8% Series due December 1, 2015 ..................            150,000,000               None
9 3/8% Series due March 1, 2016 ......................            200,000,000               None
9 3/4% Series due May 1, 2016.........................            200,000,000               None
Pollution Control Series C............................             70,000,000               None
Pollution Control Series D............................            200,000,000               None
9 1/2% Series due December 1, 2016....................            300,000,000               None
9 1/4% Series due February 1, 2017....................            250,000,000               None
Pollution Control Series E............................            100,000,000               None
10 1/2% Series due April 1, 2017......................            250,000,000               None
9 1/2% Series due July 1, 1997........................            150,000,000               None
10 1/2% Series due July 1, 2017.......................            150,000,000               None
Pollution Control Series F............................             55,000,000               None
Pollution Control Series G............................             12,000,000               None
Pollution Control Series H............................            112,000,000               None
Pollution Control Series I............................            100,000,000               None
10 3/8% Series due May 1, 1998........................            150,000,000               None
11 3/8% Series due May 1, 2018........................            150,000,000               None
Secured Medium-Term Notes, Series A ..................            300,000,000               None
10.44% Series due November 1, 2008 ...................            150,000,000               None
Pollution Control Series J ...........................            100,000,000               None
9 1/2% Series due August 1, 1999 .....................            200,000,000               None

                                                              Principal Amount    Principal Amount
                           Series                                  Issued           Outstanding
                           ------                             -----------------   ----------------
10% Series due August 1, 2019 ........................            100,000,000               None
9 7/8% Series due November 1, 2019 ...................         $  150,000,000               None
Secured Medium-Term Notes, Series B...................            150,000,000      $  99,200,000
Pollution Control Series K............................             50,000,000               None
Pollution Control Series L............................             40,000,000               None
10 5/8% Series due September 1, 2020..................            250,000,000               None
Secured Medium-Term Notes, Series C...................            150,000,000               None
8 1/4% Pollution Control Series due October 1, 2020 ..             11,000,000               None
7 7/8% Pollution Control Series due March 1, 2021 ....            100,000,000        100,000,000
9 3/4% Series due May 1, 2021.........................            300,000,000        127,747,000
Pollution Control Series M due June 1, 2021...........             86,250,000               None
Pollution Control Series N due June 1, 2021...........             57,500,000               None
Pollution Control Series O due June 1, 2021...........             57,500,000               None
Pollution Control Series P due June 1, 2021 ..........            115,000,000               None
8 1/8% Series due February 1, 2002 ...................            150,000,000        150,000,000
8 7/8 % Series due February 1, 2022 ..................            175,000,000        112,200,000
8 1/4% Series due April 1, 2004 ......................            100,000,000        100,000,000
9% Series due April 1, 2022 ..........................            100,000,000               None
6 3/4% Pollution Control Series due April 1, 2022 ....             50,000,000         50,000,000
7 1/8% Series due June 1, 1997 .......................            150,000,000               None
8% Series due June 1, 2002 ...........................            147,000,000        147,000,000
6 5/8% Pollution Control Series due June 1, 2022 .....             33,000,000         33,000,000
6 3/8% Series due August 1, 1997 .....................            175,000,000               None
7 3/8% Series due August 1, 2001 .....................            150,000,000        145,000,000
8 1/2% Series due August 1, 2024 .....................            175,000,000        115,400,000
6.70% Pollution Control Series due October 1, 2022 ...             16,935,000         16,935,000
6.55 % Pollution Control Series due October 1, 2022 ..             40,000,000         40,000,000
7 3/8% Series due November 1, 1999 ...................            100,000,000               None
8 3/4% Series due November 1, 2023 ...................            200,000,000        102,550,000
6 1/2% Pollution Control Series due December 1, 2027 .             46,660,000         46,660,000
6 3/4% Series due March 1, 2003 ......................            200,000,000        194,475,000
7 7/8% Series due March 1, 2023.......................            300,000,000        223,770,000
6.05% Pollution Control Series due April 1, 2025......             90,000,000         90,000,000
6.10 % Pollution Control Series due April 1, 2028 ....             50,000,000         50,000,000
5 7/8% Series due April 1, 1998 ......................            175,000,000               None
6 3/4% Series due April 1, 2003 ......................            100,000,000         95,000,000
7 7/8% Series due April 1, 2024.......................            225,000,000        132,743,000
Pollution Control Series due June 1, 2023.............            115,000,000        102,850,250
5 3/4% Series due July 1, 1998........................            150,000,000               None
6 3/4% Series due July 1, 2005........................            100,000,000         92,000,000
7 5/8% Series due July 1, 2025........................            250,000,000        214,750,000
5 1/2% Series due October 1, 1998.....................            125,000,000               None

                                                              Principal Amount    Principal Amount
                           Series                                  Issued           Outstanding
                           ------                             -----------------   ----------------
6 1/4% Series due October 1, 2004.....................         $  125,000,000      $ 120,595,000
7 3/8% Series due October 1, 2025.....................            300,000,000        178,000,000
5 1/2% Pollution Control Series due May 1, 2022.......             50,000,000         50,000,000
5.55% Pollution Control Series due May 1, 2022 .......             75,000,000         75,000,000
5.85% Pollution Control Series due May 1, 2022 .......             33,465,000         33,465,000
Floating Rate Series due May 1, 1999 .................            300,000,000               None
Pollution Control Series Q due May 1, 2029............             45,045,500         45,045,500
Pollution Control Series R due May 1, 2029 ...........             45,045,500         45,045,500
0% Series due 1994....................................          1,013,831,000               None
Pollution Control Series S due April 1, 2030..........             58,270,500         58,270,500
Pollution Control Series T due April 1, 2030..........             18,400,000         18,400,000
Pollution Control Series U............................            136,108,250               None
Pollution Control Series V............................            136,108,250               None
Pollution Control Series W............................             13,857,500         13,857,500
Pollution Control Series X............................             21,246,250         21,246,250
Secured Medium-Term Notes, Series D ..................            201,150,000       134, 150,000
Pollution Control Series Y............................             28,819,000         28,819,000
Pollution Control Series Z............................             66,642,500         66,642,500
Pollution Control Series AA...........................             28,750,000         28,750,000
Pollution Control Series AB...........................             28,750,000         28,750,000
Pollution Control Series AC...........................             70,397,250         70,397,250
Pollution Control Series AD...........................             57,500,000         57,500,000
Pollution Control Series AE...........................             57,500,000         57,500,000
Pollution Control Series AF...........................             36,000,750         36,000,750
Pollution Control Series AG...........................             28,801,750         28,801,750
Pollution Control Series AH...........................             33,079,750         33,079,250
Pollution Control Series AI...........................             59,253,750         59,253,750
Pollution Control Series AJ...........................             13,800,000         13,800,000
Pollution Control Series AK...........................            250,163,335        127,126,750

which bonds are also hereinafter sometimes called bonds of the First through Ninety-eighth Series, respectively; and

     WHEREAS, Section 2.01 of the Original Indenture provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company, and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also have such omissions or modifications or contain such provisions not prohibited by the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

     WHEREAS, Section 22.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than the First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Mortgage shall be situated; and

     WHEREAS, the Company now desires to create two new series of bonds and to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage; and

     WHEREAS, the execution and delivery by the Company of this Sixtieth Supplemental Indenture, and the terms of the bonds of the Ninety-ninth and One hundredth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of Ten Dollars to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed and granted a security interest in and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm and grant a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture) unto The Bank of New York, Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company, real, personal and mixed, of the kind or nature specifically mentioned in the Original Indenture, as heretofore supplemented, or of any other kind or nature acquired by the Company on or after the date of the execution and delivery of the Original Indenture (except any herein or in the Original Indenture expressly excepted), now owned or, subject to the provisions of
Section 18.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained in this Sixtieth Supplemental Indenture) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbo-generator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Original Indenture expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Original Indenture described.

     TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

     IT IS HEREBY AGREED by the Company that, subject to the provisions of
Section 18.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Original Indenture expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Original Indenture and the Lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

     PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby or by the Original Indenture, as heretofore supplemented, granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Original Indenture, as heretofore supplemented, and from the Lien and operation of this Sixtieth Supplemental Indenture, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereinbefore or hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced, or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; and (7) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Original Indenture and this Sixtieth Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Original Indenture by reason of the occurrence of a Default.

     TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto The Bank of New York, Trustee, and its successors and assigns forever.

     IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Indenture, as heretofore supplemented, this Sixtieth Supplemental Indenture being supplemental to the Original Indenture.

     AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Original Indenture, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property, in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Original Indenture, and had been specifically and at length described in and conveyed to said Trustee by the Original Indenture as a part of the property therein stated to be conveyed.

     The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Mortgage, as follows:

                                   ARTICLE I.
                          NINETY-NINTH SERIES OF BONDS

     SECTION 1.1 There shall be a series of bonds designated "Floating Rate Series A due December 20, 2002" (herein sometimes referred to as the Ninety-ninth Series), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Ninety-ninth Series shall mature on December 20, 2000 and shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear interest at the per annum interest rate (Interest Rate) determined by the Calculation Agent on each Interest Determination Date, as such terms are defined below, payable quarterly on March 20, June 20, September 20 and December 20 of each year (each an Interest Payment Date), commencing March 20, 2001; the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Ninety-ninth Series shall be dated as in Section 2.03 of the Original Indenture provided. The Interest Rate shall not exceed the maximum rate permitted by law.

     The Calculation Agent for bonds of the Ninety-ninth Series shall be The Bank of New York, or its successor as Calculation Agent. At any time, the Company may designate a successor Calculation Agent, who may be any person or entity who is eligible to be a successor Trustee or co-trustee under the Mortgage or who is independent as such term is defined in the Mortgage.

     "Interest Determination Date" for each Interest Period for bonds of the Ninety-ninth Series shall be the second London Business Day immediately preceding the first day of such Interest Period.

     "Interest Period" for bonds of the Ninety-ninth Series shall mean a period commencing on an Interest Payment Date and ending on the calendar day preceding the next succeeding Interest Payment Date; provided that the first Interest Period shall commence on the date of first authentication of bonds of the Ninety-ninth Series.

     "LIBOR" for any Interest Determination Date will be the rate for Three Month Deposits, as that rate appears on Telerate Page 3750, or a successor reporter of such rates selected by the Calculation Agent and acceptable to the Company, at approximately 11:00 a.m., London time, on the Interest Determination Date (Reported Rate); provided, however, that in certain circumstances described below, LIBOR will be determined in an alternative manner.

     "London Business Day" for bonds of the Ninety-ninth Series shall mean any day on which dealings in deposits in U.S. dollars are transacted, or, with respect to any future date, are expected to be transacted, in the London interbank market.

     "Representative Amount" for purposes of calculating the Interest Rate for bonds of the Ninety-ninth Series shall mean an amount determined by the Calculation Agent to be representative of single transactions at such time.

     "Telerate Page 3750" means the display designated as Page 3750 on Bridge Telerate or any successor service for the purpose of displaying London interbank rates of major banks for U.S. dollar deposits.

     "Three Month Deposits" for purposes of calculating the Interest Rate for bonds of the Ninety-ninth Series shall mean deposits in U.S. dollars having a maturity of three months for a period commencing on the second London Business Day immediately following the Interest Determination Date.

     The Interest Rate for bonds of the Ninety-ninth Series for each Interest Period will be equal to LIBOR on the Interest Determination Date for that Interest Period plus .15%

     If the following circumstances exist on any Interest Determination Date, the Calculation Agent will determine LIBOR for the bonds of the Ninety-ninth Series as follows:

          (A) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on an Interest Determination Date, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate at which Three Month Deposits in Representative Amounts are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m., London time, on that Interest Determination Date. If at least two rate quotations are provided, LIBOR will be the arithmetic mean of the rate quotations obtained by the Calculation Agent.

          (B) In the event no Reported Rate appears on Telerate Page 3750 and the Calculation Agent obtains fewer than two rate quotations, LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that Interest Determination Date, by three major banks in New York City, selected by the Calculation Agent (after consultation with the Company), for Three Month Deposits in Representative Amounts to leading European banks, commencing on the second London Business Day immediately following that Interest Determination Date; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting those rates, LIBOR for the applicable Interest Period will be the same as LIBOR in effect for the immediately preceding Interest Period.

     The determination of the Calculation Agent of the Interest Rate for a particular Interest Period, absent willful default, bad faith or manifest error will be binding and conclusive upon the registered owners of bonds of the Ninety-ninth Series, the Company and the Trustee.

     Interest on the bonds of the Ninety-ninth Series shall be calculated by multiplying the actual number of days for which interest is payable in the relevant Interest Period by the Interest Rate divided by 360. All dollar amounts resulting from such calculation shall be rounded, if necessary, to the nearest cent, with one-half cent rounded upward.

     The Company shall cause the Calculation Agent to agree to notify the Trustee of the Interest Rate for each Interest Period promptly upon the determination of such Interest Rate.

     Notwithstanding the foregoing, so long as there is no existing default in the payment of interest on the bonds of the Ninety-ninth Series, the person in whose name any bond of the Ninety-ninth Series is registered at the close of business on any Record Date (as hereinafter defined) with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. "Record Date" for bonds of the Ninety-ninth Series shall mean (a) the business day next preceding the corresponding Interest Payment Date as long as the bonds of the Ninety-ninth Series are held by a securities depository or its nominee and (b) the fifteenth calendar day preceding the corresponding Interest Payment Date if the bonds of the Ninety-ninth Series are not held by a securities depository or its nominee.

          (I) To the extent permitted by law and so long as Ambac Assurance Corporation (Ambac) is in compliance with its obligations under its Financial Guaranty Insurance Policy No. FG0495BE (Policy) and is not subject to any bankruptcy, insolvency or similar proceedings:

     (a) notwithstanding any other provision of the Mortgage, Ambac shall be entitled to control and direct the enforcement of all rights and remedies with respect to the bonds of the Ninety-ninth Series (including but not limited to any right to accelerate bonds of the Ninety-ninth Series and any right to vote for approval of any plan of reorganization or liquidation) to the same extent as if it were the holder of the bonds of the Ninety-ninth Series;

     (b) no consent of any holder of bonds of the Ninety-ninth Series to any amendment of the Mortgage that would adversely affect Ambac shall be effective without the prior written consent of Ambac;

     (c) no consent of any holder of bonds of the Ninety-ninth Series to any amendment of bonds of the Ninety-ninth Series or this Article I shall be effective without the prior written consent of Ambac;

     (d) no vote or consent of any holder of bonds of the Ninety-ninth Series to the removal of the Trustee or the selection and appointment of any successor trustee under the Mortgage shall be effective without the prior written consent of Ambac; and

     (e) in the case of any action under the Mortgage, not described above in this paragraph (I), which requires the consent of the holders of bonds of the Ninety-ninth Series, no initiation or approval of such action by the holders of bonds of the Ninety-ninth Series shall be effective without the prior written consent of Ambac.

          (II) Notwithstanding anything herein to the contrary, in the event that the principal and/or interest due on any bond of the Ninety-ninth Series shall be paid by Ambac pursuant to the Policy, such bond shall remain

Outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Company, and the assignment and pledge of the trust estate and all covenants, agreements and other obligations of the Company to the holders of bonds of the Ninety-ninth Series shall continue to exist and shall run to the benefit of Ambac, and Ambac shall be subrogated to the rights of the registered owners of such bonds; and

          (III) Notwithstanding any other provision of this Sixtieth Supplemental Indenture, in determining whether the rights of the holders of bonds of the Ninety-ninth Series will be adversely affected by any action taken pursuant to the terms and provisions of this Sixtieth Supplemental Indenture, the Trustee shall consider the effect on the holders of bonds of the Ninety-ninth Series as if there were no Policy.

          (IV) The Company hereby covenants to comply with the Insurance Agreement between the Company and Ambac, dated as of December 20, 2000 relating to the bonds of the Ninety-ninth Series and to make payments when due thereunder.

          (V) So long as the Policy is in full force and effect the Trustee hereby agrees to comply with the following procedures for payments under the
Policy:

     (a) At least one (1) business day prior to all Interest Payment Dates the Trustee will determine whether there will be sufficient funds to pay the principal of or interest on the bonds of the Ninety-ninth Series on such Interest Payment Date. If the Trustee determines that there will be insufficient funds, the Trustee shall so notify Ambac. Such notice shall specify the amount of the anticipated deficiency, the bonds of the Ninety-ninth Series to which such deficiency is applicable and whether such bonds of the Ninety-ninth Series will be deficient as to principal or interest, or both. If the Trustee has not so notified Ambac at least one business (1) day prior to an Interest Payment Date, Ambac will make payments of principal or interest due on the bonds of the Ninety-ninth Series on or before the first (1st) business day next following the date on which Ambac shall have received notice of nonpayment from the Trustee.

     (b) The Trustee shall, after giving notice to Ambac as provided in (a) above, make available to Ambac and, at Ambac's direction, to the United States Trust Company of New York, as insurance trustee for Ambac or any successor insurance trustee (herein referred to as the "Insurance Trustee") for inspection the registration books of the Company maintained by the Trustee with respect to the bonds of the Ninety-ninth Series.

     (c) The Trustee shall, after giving notice to Ambac as provided in (a) above, provide Ambac and the Insurance Trustee with a list of registered owners of the bonds of the Ninety-ninth Series entitled to receive principal or interest payments from Ambac under the terms of the Policy, and shall make arrangements with the Insurance Trustee (i) to mail checks or drafts to the registered owners of bonds of the Ninety-ninth Series entitled to receive full or partial interest payments from Ambac and (ii) to pay principal upon the bonds of the Ninety-ninth Series surrendered to the Insurance Trustee by the registered owners of such bonds entitled to receive full or partial principal payments from Ambac.

     (d)  The Trustee shall, at the time it provides notice to Ambac pursuant to

(a) above, notify the registered owners of bonds of the Ninety-ninth Series entitled to receive the payment of principal of or interest thereon from Ambac
(i) as to the fact of such entitlement, (ii) that Ambac will remit to them all or a part of the interest payments next coming due upon proof of such registered owner's entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment, (iii) that should they be entitled to receive full payment of principal from Ambac, they must surrender their bonds of the Ninety-ninth Series (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such bonds of the Ninety-ninth Series to be registered in the name of Ambac) for payment to the Insurance Trustee, and not the Trustee, and (iv) that should they be entitled to receive partial payment of principal from Ambac, they must surrender their bonds of the Ninety-ninth Series for payment thereon first to the Trustee who shall note on such bonds of the Ninety-ninth Series the portion of the principal paid by the Trustee, and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

     (e) In the event that the Trustee has notice that any payment of principal of or interest on a bond of the Ninety-ninth Series which has become Due for Payment (as defined in the Policy) and which has been made to a holder of such bond of the Ninety-ninth Series by or on behalf of the Company has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time Ambac is notified pursuant to (a) above, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from Ambac to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee shall furnish to Ambac its records evidencing the payments of principal of and interest on the bonds of the Ninety-ninth Series which have been made by the Trustee, and subsequently recovered from registered owners and the dates on which such payments were made.

     (f) In addition to those rights granted Ambac under this Sixtieth Supplemental Indenture, Ambac shall, to the extent it makes payment of principal of or interest on bonds of the Ninety-ninth Series, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee shall note Ambac's rights as subrogee on the registration books of the Company maintained by the Trustee upon receipt from Ambac of proof of the payment of interest thereon to the registered owners of the bonds of the Ninety-ninth Series, and (ii) in the case of subrogation as to claims for past due principal, the Trustee shall note Ambac's rights as subrogee on the registration books of the Company maintained by the Trustee upon surrender of bonds of the Ninety-ninth Series by the Insurance Trustee together with proof of the payment of principal thereof.

          (VI) So long as Ambac is in compliance with its obligations under the Policy, Ambac will be entitled to receive any resignation notices from the Trustee.

          (VII) While the Policy is in effect, the Company shall furnish to Ambac, to the attention of the Surveillance Department:

     (a) as soon as practicable after the filing thereof, a copy of any financial statement of the Company and a copy of any audit and annual report of the Company;

     (b)  such additional information it may reasonably request; and

     (c) a copy of any notice to be given to the registered owners of the bonds of the Ninety-ninth Series, including, without limitation, notice of any redemption of or defeasance of bonds of the Ninety-ninth Series, and any certificate rendered pursuant to this Sixtieth Supplemental Indenture relating to the security for the bonds of the Ninety-ninth Series.

     While the Policy is in effect, the Company shall notify the Office of General Counsel of Ambac as follows:

     (a) the Company will notify Ambac of any failure of the Company to provide relevant notices or certificates; and

     (b) notwithstanding any other provision of this Sixtieth Supplemental Indenture, the Company shall immediately notify Ambac if at any time there are insufficient moneys to make any payments of principal and/or interest as required with respect to bonds of the Ninety-ninth Series and immediately upon the occurrence of any Default under the Mortgage.

          (VIII) Any interest on any bond of the Ninety-ninth Series which is payable but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered owner on the relevant Record Date solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection A or B below:

               A. The Company may elect to make payment of any Defaulted Interest on the bonds of the Ninety-ninth Series to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each bond of the Ninety-ninth Series and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon the Trustee shall fix a date (herein referred to as a "Special Record Date") for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the Ninety-ninth Series at such owner's address as it appears in the bond register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion in the name and at the expense of the Company, cause a similar notice to be published at least once in one Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York and in one Daily Newspaper of general circulation in the City of Dallas, Texas, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the Ninety-ninth Series are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection B.

               B. The Company may make payment of any Defaulted Interest on the bonds of the Ninety-ninth Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

     If the Company, or another person on behalf of the Company, makes payment of Defaulted Interest in respect of an interest payment that was made to the holders of bonds of the Ninety-ninth Series by Ambac under the Policy due to the failure of the Company to pay such interest as due on the Interest Payment Date, then such Defaulted Interest shall be paid to Ambac notwithstanding the provisions of this paragraph VIII.

     Subject to the foregoing provisions of this Section, each bond of the Ninety-ninth Series delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

          (IX) To the extent that the paragraphs (I) through (VIII) above confer upon Ambac any right, remedy or claim under this Sixtieth Supplemental Indenture, Ambac is hereby explicitly recognized as being a third-party beneficiary under this Sixtieth Supplemental Indenture with respect to such rights or remedies granted by such paragraphs (I) through (VIII).

          (X) Bonds of the Ninety-ninth Series shall not be redeemable prior to June 20, 2001. On or after June 20, 2001, bonds of the Ninety-ninth Series shall be redeemable, at the option of the Company, in whole but not in part on the 20th day of any calendar month prior to maturity, upon notice, as provided in
Section 12.02 of the Original Indenture, mailed at least thirty (30) days prior to the date fixed for redemption, at a redemption price of 100 % of the principal amount of the bonds to be redeemed together with accrued interest to the date fixed for redemption.

          (XI) At the option of the registered owner, any bonds of the Ninety-ninth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

     Bonds of the Ninety-ninth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

     Upon any exchange or transfer of bonds of the Ninety-ninth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Ninety-ninth Series.

                                   ARTICLE II.
                          ONE HUNDREDTH SERIES OF BONDS

     SECTION 2.1 There shall be a series of bonds designated "Floating Rate Series B due December 20, 2002" (herein sometimes referred to as the One hundredth Series), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the One hundredth Series shall mature on December 20, 2002 and shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear interest at the per annum interest rate (Interest Rate) determined by the Calculation Agent on each Interest Determination Date, as such terms are defined below, payable quarterly on March 20, June 20, September 20 and December 20 of each year (each an Interest Payment Date), commencing March 20, 2001; the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the One hundredth Series shall be dated as in Section 2.03 of the Original Indenture provided.

     The Calculation Agent for bonds of the One hundredth Series shall be The Bank of New York, or its successor as Calculation Agent. At any time, the Company may designate a successor Calculation Agent, who may be any person or entity who is eligible to be a successor Trustee or co-trustee under the Mortgage or who is independent as such term is defined in the Mortgage.

     "Interest Determination Date" for each Interest Period for bonds of the One hundredth Series shall be the second London Business Day immediately preceding the first day of such Interest Period.

     "Interest Period" for bonds of the One hundredth Series shall mean a period commencing on an Interest Payment Date and ending on the calendar day preceding the next succeeding Interest Payment Date; provided that the first Interest Period shall commence on the date of first authentication of bonds of the One hundredth Series.

     "LIBOR" for any Interest Determination Date will be the rate for Three Month Deposits, as that rate appears on Telerate Page 3750, or a successor reporter of such rates selected by the Calculation Agent and acceptable to the Company, at approximately 11:00 a.m., London time, on the Interest Determination Date (Reported Rate); provided, however, that in certain circumstances described below, LIBOR will be determined in an alternative manner.

     "London Business Day" for bonds of the One hundredth Series shall mean any day on which dealings in deposits in U.S. dollars are transacted, or, with respect to any future date, are expected to be transacted, in the London interbank market.

     "Representative Amount" for purposes of calculating the Interest Rate for bonds of the One hundredth Series shall mean an amount determined by the Calculation Agent to be representative of single transactions at such time.

     "Telerate Page 3750" means the display designated as Page 3750 on Bridge Telerate or any successor service for the purpose of displaying London interbank rates of major banks for U.S. dollar deposits.

     "Three Month Deposits" for purposes of calculating the Interest Rate for bonds of the One hundredth Series shall mean deposits in U.S. dollars having a maturity of three months for a period commencing on the second London Business Day immediately following the Interest Determination Date.

     The Interest Rate for bonds of the One hundredth Series for each Interest Period will be equal to LIBOR on the Interest Determination Date for that Interest Period plus .75%.

     If the following circumstances exist on any Interest Determination Date, the Calculation Agent will determine LIBOR for the bonds of the One hundredth Series as follows:

          (A) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on an Interest Determination Date, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate at which Three Month Deposits in Representative Amounts are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m., London time, on that Interest Determination Date. If at least two rate quotations are provided, LIBOR will be the arithmetic mean of the rate quotations obtained by the Calculation Agent.

          (B) In the event no Reported Rate appears on Telerate Page 3750 and the Calculation Agent obtains fewer than two rate quotations, LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that Interest Determination Date, by three major banks in New York City, selected by the Calculation Agent (after consultation with the Company), for Three Month Deposits in Representative Amounts to leading European banks, commencing on the second London Business Day immediately following that Interest Determination Date; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting those rates, LIBOR for the applicable Interest Period will be the same as LIBOR in effect for the immediately preceding Interest Period.

     The determination of the Calculation Agent of the Interest Rate for a particular Interest Period, absent willful default, bad faith or manifest error will be binding and conclusive upon the registered owners of bonds of the Ninety-ninth Series, the Company and the Trustee.

     Interest on the bonds of the One hundredth Series shall be calculated by multiplying the actual number of days for which interest is payable in the relevant Interest Period by the Interest Rate divided by 360. All dollar amounts resulting from such calculation shall be rounded, if necessary, to the nearest cent, with one-half cent rounded upward.

     The Company shall cause the Calculation Agent to agree to notify the Trustee of the Interest Rate for each Interest Period promptly upon the determination of such Interest Rate.

     Notwithstanding the foregoing, so long as there is no existing default in the payment of interest on the bonds of the One hundredth Series, the person in whose name any bond of the One hundredth Series is registered at the close of business on any Record Date (as hereinafter defined) with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. "Record Date" for bonds of the One hundredth Series shall mean (a) the business day next preceding the corresponding Interest Payment Date as long as the bonds of the One hundredth Series are held by a securities depository and the fifteenth calendar day preceding the corresponding Interest Payment Date if the bonds of the One hundredth Series are not held by a securities depository or its nominee.

          (I) Any interest on any bond of the One hundredth Series which is payable but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered owner on the relevant Record Date solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection A or B below:

               A. The Company may elect to make payment of any Defaulted Interest on the bonds of the One hundredth Series to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such

          Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each bond of the One hundredth Series and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon the Trustee shall fix a date (herein referred to as a "Special Record Date") for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the One hundredth Series at such owner's address as it appears in the bond register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion in the name and at the expense of the Company, cause a similar notice to be published at least once in one Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York and in one Daily Newspaper of general circulation in the City of Dallas, Texas, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the One hundredth Series are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection B.

               B. The Company may make payment of any Defaulted Interest on the bonds of the One hundredth Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each bond of the One hundredth Series delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

          (II) Bonds of the One hundredth Series shall not be redeemable prior to June 20, 2001. On or after June 20, 2001, bonds of the One hundredth Series shall be redeemable, at the option of the Company, in whole but not in part, on


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


the 20th day of any calendar month prior to maturity, upon notice, as provided in Section 12.02 of the Original Indenture, mailed at least thirty (30) days prior to the date fixed for redemption, at a redemption price of 100 % of the principal amount of the bonds to be redeemed together with accrued interest to the date fixed for redemption.

          (III) At the option of the registered owner, any bonds of the One hundredth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

     Bonds of the One hundredth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

     Upon any exchange or transfer of bonds of the One hundredth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the One hundredth Series.

                                  ARTICLE III.
                            MISCELLANEOUS PROVISIONS

     SECTION 3.1 Subject to the amendments provided for in this Sixtieth Supplemental Indenture, the terms defined in the Original Indenture, as heretofore supplemented, shall for all purposes of this Sixtieth Supplemental Indenture have the meanings specified in the Original Indenture, as heretofore supplemented.

     SECTION 3.2 The holders of bonds of the Ninety-ninth and One hundredth Series consent that the Company may, but shall not be obligated to fix a record date for the purpose of determining the holders of bonds of the Ninety-ninth and One hundredth Series entitled to consent to any amendment, supplement or waiver. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     SECTION 3.3 The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixtieth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIX of the Original Indenture shall apply to and form part


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


of this Sixtieth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixtieth Supplemental Indenture.

     SECTION 3.4 Whenever in this Sixtieth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixtieth Supplemental Indenture contained, by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 3.5 Except as provided in paragraphs (I) through (IX) of Article I hereof with respect to certain rights and remedies conferred upon Ambac, nothing in this Sixtieth Supplemental Indenture expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Sixtieth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixtieth Supplemental Indenture contained, by or on behalf of the Company, shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

     SECTION 3.6 This Sixtieth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, TXU ELECTRIC COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board and Chief Executive, President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and THE BANK OF NEW YORK has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers, all as of the day and year first above written.

                                             TXU ELECTRIC COMPANY


                                             By   /s/ Kirk R. Oliver
                                               --------------------------------

Attest:


/s/ John Stephens, Jr.
----------------------------------

Assistant Secretary
----------------------------------


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


                                             THE BANK OF NEW YORK,
                                             Trustee


                                             By /s/ Walter N. Gitlin
                                               --------------------------------
                                                    Walter N. Gitlin
                                                     Vice President

Attest:

/s/ Robert A. Massimillo
----------------------------------
Robert A. Massimillo
Assistant Vice President

Executed, sealed and delivered by
THE BANK OF NEW YORK
in the presence of:


/s/ Laura Lopez
----------------------------------


/s/ Essie Elcock
----------------------------------

STATE OF TEXAS      )
                    ) SS.:
COUNTY OF DALLAS    )

     Before me, a Notary Public in and for said State, on this day personally appeared Kirk R. Oliver, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a Vice President of TXU ELECTRIC COMPANY, a Texas corporation, and acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

     Given under my hand and seal of office this 18th day of December, 2000.

                                         /s/ Julia Laxson
                                         ----------------------------------
                                         JULIA LAXSON
                                         Notary Public, State of Texas
                                         My Commission Expires February 26, 2001

STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF NEW YORK  )

     Before me, a Notary Public in and for said State, on this day personally appeared WALTER N. GITLIN, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a Vice President of THE BANK OF NEW YORK, a New York corporation, and acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

     Given under my hand and seal of office this 19th day of December, 2000.

                                         /s/ William J. Cassels
                                         ----------------------------------
                                         WILLIAM J. CASSELS
                                         Notary Public, State of New York
                                         No. 01CA5027729
                                         Qualified in Bronx County
                                         Certificate filed in New York County
                                         Commission Expires May 16, 2002


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